UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2017

SocialPlay USA, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	46-4412037
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8275 S. Eastern Avenue, Suite 200, Las Vegas, NV 89123
(Address of principal executive offices)

(702) 430-2850
(Issuer’s telephone number)

__________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 30, 2017, we entered into a binding Letter of Intent (the “LOI”) with Friendship Socks, Inc., a British Columbia corporation (“Friendship Socks”). Friendship Socks is a company that manufactures a line of unique designer socks in the USA and markets its products online. The company leverages social media to connect people through the gifting of a pair of socks. The purchase process involves a customer purchasing a pair of socks for themselves through the website while at the same time also gifting a free pair to a friend of their choosing. This free pair is embedded within a message that can be sent through any social media platform the buyer wishes. The friend then clicks on the link provided in the social media message, enters their shipping information, and waits for their socks to arrive in the mail. Friendship Socks offers a one-time purchase as well as a subscription service, where every month the customer receives a new pair and may choose a new friend to send a surprise pair to.

The LOI contemplates our acquisition of a 33% ownership interest in Friendship Socks for a total purchase price of $150,000. Our initial investment will consist of $50,000 in cash to be delivered immediately for an 11% ownership interest in Friendship Socks. Upon the parties’ execution of a definitive acquisition agreement, we have agreed to acquire an additional 11% interest in exchange for an additional $50,000 upon Friendship Socks’ achievement of certain business milestones within 30 days of the execution of the definitive agreement. The final 11% ownership interest will be acquired for a final $50,000 upon Friendship Socks’ achievement of certain additional business milestones within 60 days of the execution of the definitive agreement. Should the definitive acquisition agreement not be entered into, we will retain our 11% ownership interest. In the event that the definitive agreement is executed but Friendship Socks does not achieve the specified milestones, we will have the option to waive the milestones and proceed with acquisition of the additional 22% ownership interest or, in the alternative, to terminate the agreement without penalty. Finally, the LOI specifies that will have the right of first refusal with regard to any additional equity investment, loan, or other financing for Friendship Socks.

The LOI contains numerous additional terms and conditions and should be reviewed in its entirety for additional information.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Letter of Intent with Friendship Socks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SocialPlay USA, Inc.

/s/ Robert Rosner

Robert Rosner, CEO

Dated: June 9, 2017

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